EXHIBIT 10.2

                       National Medical Director Agreement
              with Harley F. Freiberger, M.D. dated March 29, 2000

                       NATIONAL MEDICAL DIRECTOR AGREEMENT

                            (Independent Contractor)

     This National Medical Director Agreement ("Agreement") is entered into as of March ___, 2000 ("Effective Date") by and among LIGHTTOUCH VEIN & LASER, INC., a Nevada corporation ("LightTouch") and HARLEY F. FREIBERGER, M.D. ("Medical Director").

                                    RECITALS

     A. Medical Director operates a medical practice and has entered into an agreement to provide services for the LightTouch Center located in Charleston, South Carolina, known as LightTouch Vein & Laser of South Carolina, Inc., a South Carolina corporation, a wholly owned subsidiary of LightTouch (the "South Carolina Center").

     B. LightTouch engages in the business of owning laser centers and providing certain administrative and support services concerning the day-to-day affairs of medical practices and has established existing laser centers ("Centers") at the sites listed on EXHIBIT A, including the South Carolina Center.

     C. LightTouch desires to engage Medical Director to serve as the national medical director on behalf of LightTouch and all of the Centers, and Medical Director desires to serve in such capacity.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agrees as follows:

                     I. RESPONSIBILITIES OF MEDICAL DIRECTOR

     1.1 MEDICAL DIRECTOR. Medical Director shall assume responsibility for the quality control and professionalism of LightTouch and the Centers on a national basis and shall appoint, if necessary, the local medical directors for each individual Center. Medical Director and the individual local medical directors shall assist LightTouch in the proper operation and management of the Centers. Medical Director duties as the national medical director of the Centers shall include the responsibilities listed on EXHIBIT B.

     1.2 QUALITY ASSURANCE. Medical Director shall monitor utilization and quality of services provided by the Centers and LightTouch, shall develop, maintain and administer quality assurance programs and performance standards and shall offer suggestions and requirements to remedy deficiencies in the efficiency or the quality of medical care provided. However, Medical Director shall not be liable or responsible for the failure of any Center to perform its obligation or the negligence of any Center in the performance of any of its obligations and responsibilities.

                       II. RESPONSIBILITIES OF LIGHTTOUCH

     2.1 RESPONSIBILITIES WITH REGARD TO SELECTED PATIENT-RELATED MATTERS.

          (a) RECORDKEEPING. LightTouch shall assist the Centers in maintaining patient medical records in accordance with applicable laws. Notwithstanding the foregoing sentence, patient medical records shall be and shall remain the property of the Centers, and the content thereof shall be solely the responsibility of the Centers.

          (b) QUALITY ASSURANCE. LightTouch shall assist the Centers, in accordance with criteria established by the Centers and Medical Director, in the development and implementation of appropriate quality assurance programs, including development of performance and utilization standards, sampling techniques for case review, and preparation of appropriately documented studies. Notwithstanding the foregoing, LightTouch shall not perform any duties that constitute the corporate practice of medicine.

     2.2 OTHER RESPONSIBILITES.

          (a) INSURANCE. Within a reasonable period of time but by no later than the time that Medical Director becomes a director of LightTouch as provided in
Section 4.2 below, LightTouch shall obtain and maintain during the term of this Agreement directors and officers liability insurance and all other liability insurance in sufficient amounts to protect Medical Director from any and all liability which he may incur in the performance of his duties hereunder. LightTouch hereby indemnifies, defends and holds Medical Director harmless from and against any and all liabilities, losses, claims, causes of action, damages and costs including reasonable attorneys' fees arising from or as a result of the performance of his duties hereunder.

          (b) ACCOUNTING. LightTouch shall be solely responsible for legal, accounting and other professional services incurred by Medical Director in the performance of his duties hereunder. LightTouch shall be responsible for and shall provide at its expense all accounting services in connection with the consolidation of LightTouch and the South Carolina Center, including, without limitation, all Securities Exchange Commission filings and reports.

                           III. FINANCIAL ARRANGEMENTS

          3.1 COMPENSATION. As compensation for the performance by Medical Director of the substantial services required hereunder on behalf of LightTouch, LightTouch shall transfer to Medical Director 447,205 shares of common stock of LightTouch having a value of One Million Eight Hundred Thousand and no/100 Dollars ($1,800,000.00) based upon the average closing price of LightTouch's common shares for the five trading days immediately prior to the date hereof as traded on the OTC Bulletin Board under the symbol "LTVL", said stock to be held by an affiliate for purposes of Federal Securities Law. In addition thereto, LightTouch shall transfer to Medical Director 124,224 shares of common stock of
LightTouch   having  a  value  of  Five  Hundred  Thousand  and  no/100



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Dollars  ($500,000.00)  as a bonus for entering into this Agreement and agreeing to perform the duties of national medical director for LightTouch. Medical Director understands and acknowledges that in addition to restrictions on transfer of the foregoing shares of stock (collectively, the "Stock") required under the Federal Securities Act of 1933, the Stock is further restricted and subject to forfeiture in the event Medical Director fails to substantially perform the duties of national medical director of LightTouch as set forth in this Agreement for the Initial Term of this Agreement. In the event of a breach in the performance of this duties during the Initial Term, Medical Director shall forfeit and return the Stock to LightTouch. Medical Director's interest in the Stock shall not be deemed vested until the expiration of the Initial Term.

     3.2 PAID EXPENSES AND BENEFITS. LightTouch shall pay at its expense all costs and expenses incurred by Medical Director, including travel and related expenses and cost of attendance, for medical conferences, meetings, seminars, meetings with prospective practices for future acquisition, and other requested travel on behalf of LightTouch when LightTouch requests the presence of Medical Director at any such conference or meeting and Medical Director consents to such attendance. When any such attendance is requested by LightTouch, LightTouch will not charge any such expense as an expense against the South Carolina Center.

     LightTouch further agrees that any travel required of Medical Director in the performance of any of Medical Director's duties shall be first class. Furthermore, Medical Director shall be entitled to stay in any hotel in which a conference or meeting is being held where the attendance at such conference or meeting is required or requested by LightTouch or otherwise permitted hereunder. Any other non-required travel and expenses shall be subject to the prior approval of LightTouch, which approval will not be unreasonably withheld.

     In order to facilitate Medical Director's travel and related expenses for any such meetings, conferences or work on behalf of LightTouch, LightTouch shall promptly provide to Medical Director a corporate charge or credit card on the account of LightTouch, the expense of which will not be charged back to the South Carolina Center.

                       IV. REPRESENTATIONS AND WARRANTIES

     4.1 COVENANTS AND WARRANTIES OF LIGHTTOUCH. LightTouch hereby represents and warrants to Medical Director as follows:

          (a) LightTouch is and shall remain during the term of this Agreement a corporation which is duly organized, validly existing and in good standing under the laws of the State of Nevada, possessing full corporate power and authority to own its properties and to conduct the business in which it engages.

          (b) LightTouch has full corporate power and authority to execute and deliver this Agreement and to engage in the transactions and obligations contemplated by this Agreement. Upon its execution, this Agreement shall constitute a valid and binding


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obligation of LightTouch,  enforceable in accordance  with its terms,  except as limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting generally the rights of creditors and by principles of equity. The party executing this Agreement on behalf of LightTouch is duly authorized to do so.

          (c) The consummation of the transactions contemplated by this Agreement will not: result in any breach of the terms, provisions or conditions of or constitute a default under the Certificate of Incorporation, By-Laws or other enabling or governing instruments of LightTouch or any agreement to which LightTouch is a party or by which it is bound; or, to the best knowledge of LightTouch, constitute a violation of any applicable law or regulation.

          (d) AUTHORIZED SHARES. LightTouch has authorized 100,000,000 shares of capital stock and 25,000,000 shares of preferred stock. Each of the shares of Stock has been duly authorized and validly issued, is fully paid and non-assessable and was issued by LightTouch in compliance with all applicable federal and State securities laws and all applicable rules and regulations thereunder.

          (e) APPROVAL OF TRANSFER. LightTouch acknowledges that it has approved the transfer of the Stock by LightTouch to Medical Director in accordance with the requirements of all securities laws and any buy-sell agreement pertaining to the sale of shares of stock of LightTouch.

          (f) TITLE. LightTouch has good and marketable title to the Stock being transferred to Medical Director and has the absolute right to sell, assign, transfer and deliver such Stock to Medical Director free and clear of any security interest, lien or encumbrance, subject, however, to certain restrictions on transfer as set forth on the certificates.

     4.2 BOARD OF DIRECTORS. LightTouch shall appoint Medical Director as a director of the board of directors of LightTouch after the due date of the first installment of principal under the promissory note from LightTouch to Medical Director dated on or about the date hereof.




                             V. TERM AND TERMINATION

     5.1 TERM. This Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) months ending on April 1, 2001, unless sooner terminated pursuant to this Article V (the "Initial Term"). Thereafter, this Agreement shall automatically continue in effect for additional terms of five (5) years each, unless either party notifies the other in writing not less than six (6) months or more than twelve (12) months prior to the expiration of the term or any renewal term of its intent to terminate this Agreement at the end of such term, or unless this Agreement is terminated pursuant to Section 5.2, Section 5.3 or Section 8.10 hereof. Notwithstanding the



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foregoing,  if at any time after the Initial Term,  Medical Director  determines that his responsibilities hereunder are interfering with the operation of his practice and the performance of his duties at the South Carolina Center and LightTouch fails to provide assistance satisfactory to Medical Director at LightTouch's expense within thirty (30) days of Medical Director's request, Medical Director may terminate this Agreement upon the expiration of such thirty
(30) day period. If Medical Director fails to perform his obligations hereunder and is in breach of this Agreement prior to the expiration of the Initial Term, Medical Director shall forfeit and return all Stock received as compensation pursuant to Section 3.1 of this Agreement.

     5.2 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" (the party causing such default is referred to as the "Breaching Party" and the other party is referred to as the "Non-Breaching Party"):

          (a) The Breaching Party fails to make any payment required under this Agreement, which is not cured within ten (10) days of written notice therefor.

          (b) The Breaching Party fails to observe or otherwise breaches any material term, condition, covenant, or warranty of this Agreement, which is not cured within sixty (60) days of written notice.

     5.3 TERMINATION. Subject to the provisions of this Article V, The Non-Breaching Party may terminate this Agreement upon the occurrence of an Event of Default in accordance with the following:

          (a) In the event of the occurrence of an Event of Default referred to in Section 5.2(a) above, upon the expiration of ten (10) days after written notice, which notice shall specify the amount of such payment and when it was due, unless the amount due is paid within such ten (10) days.

          (b) In the event of the occurrence of any other Event of Default, upon the expiration of sixty (60) days after written notice, which notice shall specify the nature and extent of such Event of Default to the Breaching Party, unless such Event of Default is remedied within such sixty (60) days or, in the case of an Event of Default which cannot reasonably be remedied within sixty
(60) days, unless the Breaching Party has made a good faith effort to begin to cure such Event of Default within such sixty (60) days.

         5.4      DUTIES UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.

          (a) If this Agreement is terminated upon expiration of its term, or earlier as provided in Sections 5.3 or 8.10:

               (i) Neither party shall be released or discharged from any obligation, debt or liability which has previously accrued or been incurred and remains to be performed upon the date of termination or expiration;



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               (ii) Any sums of money  owing by one party to the other  shall be paid immediately;

               (iii) Medical Director shall return to LightTouch all originals and copies of the Proprietary Information of any of the Protected Parties (as those terms are defined in Article VI) which are in the possession of Medical Director or any other person or entity to whom it has delivered such originals and copies; and

               (iv) Damages and any other remedies available at law or in equity may be sought and collected by the Non-Breaching Party from the Breaching Party in the event of a termination pursuant to Section 5.3 hereof.

          (b) If this Agreement is terminated prior to the expiration of the Initial Term, Medical Director shall forfeit and return the Stock as required in Sections 3.1 and 5.1 of this Agreement.

                            VI. RESTRICTIVE COVENANTS

     6.1 COVENANT REGARDING PROPRIETARY INFORMATION. In the course of the relationship created pursuant to this Agreement, Medical Director will have access to certain methods, trade secrets, processes, ideas, systems, procedures, inventions, discoveries, concepts, software in various stages of development, designs, drawings, specifications, models, data, documents, diagrams, flow charts, research, economic and financial analysis, developments, procedures, know-how, policy manuals, financial data, form contracts, marketing ad other techniques, plans, materials, forms, copyrightable materials and trade information regarding the operations of LightTouch and/or of its Affiliates (collectively, the "Protected Parties"). The foregoing, together with the existence and terms of this Agreement, are referred to in this Agreement as "Proprietary Information". Medical Director shall maintain all such Proprietary Information in strict secrecy and shall not divulge such information to any third parties, except to its accountants, financial and legal advisors as may be necessary for the discharge of its obligations under this Agreement. The parties recognize that a breach of this Section 6.1 cannot be adequately compensated in money damages and therefore agree that injunctive relief shall be available to the Protected Parties as their respective interests may appear.

     The obligations of Medical Director under this Section 6.1 shall not apply to information: (i) which is a matter of public knowledge on or becomes a matter of public knowledge after the Effective Date of this Agreement, other than as a breach of the confidentiality terms of this Agreement or as a breach of the confidentiality terms of any other agreement between Medical Director and LightTouch or its Affiliates; or (ii) was lawfully obtained by Medical Director on a nonconfidential basis other than in the course of performance under this Agreement and from some entity other than LightTouch or its Affiliates or from some person other than one employed or engaged by LightTouch or its Affiliates, which entity or person has no obligation of confidentiality to LightTouch or its Affiliates.



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


                          VII. INFORMATION AND RECORDS

7.1 OWNERSHIP OF RECORDS. At all times during and after the term of this Agreement, including any extensions or renewals hereof, all business records, including but not limited to, business agreements, books of account, general administrative records and all information generated under or contained in the management information system pertaining to LightTouch's obligations hereunder, and other business information of any kind or nature, except for patient medical records and Medical Director's and the South Carolina Center's Records (as defined in Section 7.2 below), shall be and remain the sole property of LightTouch; PROVIDED that after termination of this Agreement Medical Director and the South Carolina Center shall be entitled to reasonable access to such records and information, including the right to obtain copies thereof, for any purpose related to patient care or the defense of any claim relating to patient care or the business of LightTouch or Medical Director and the South Carolina Center.

     7.2 MEDICAL DIRECTOR'S BUSINESS AND FINANCIAL RECORDS. At all times during and after the term of this Agreement, the financial, corporate and personnel records and information relating exclusively to the business and activities of Medical Director and the South Carolina Center, as distinguished from the business and activity of LightTouch, hereinafter referred to as "Medical Director's and the South Carolina Center's Records," shall be and remain the sole property of Medical Director and the South Carolina Center.

     7.3 ACCESS TO RECORDS. Each party shall be entitled, upon request and with reasonable advance notice, to obtain access to all records of the other party directly related to the performance of such party's obligations pursuant to this Agreement; provided, however, that such right shall not allow for access to records that must necessarily be kept confidential. Either party, at its expense, shall have the right to make copies of any records to which it has access pursuant to this Section.

     7.4 CONFIDENTIALITY OF RECORDS. LightTouch and Medical Director shall adopt procedures for maintaining the confidentiality of the records relating to the operations of LightTouch and Medical Director which do not constitute Proprietary Information, which information is not otherwise available to third parties publicly or by law, and shall comply with all applicable federal and state statutes and regulations relating to such records. Patient medical records and other privileged patient information shall not be disclosed or utilized by LightTouch or their agents or employees except as required or permitted by applicable laws and regulations.

                               VIII. MISCELLANEOUS

     8.1 INDEPENDENT CONTRACTOR STATUS OF PARTIES. IN THE PERFORMANCE OF THE WORK, DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT, IT IS MUTUALLY UNDERSTOOD AND AGREED THAT EACH PARTY IS AT ALL TIMES ACTING AND PERFORMING AS AN INDEPENDENT CONTRACTOR WITH RESPECT TO THE OTHER AND THAT NO RELATIONSHIP



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OF PARTNERSHIP JOINT VENTURE OR EMPLOYMENT IS CREATED BY THIS AGREEMENT. NEITHER
PARTY, NOR ANY OTHER PERSON PERFORMING SERVICES ON BEHALF OF SUCH PARTY PURSUANT TO THIS AGREEMENT, SHALL HAVE ANY RIGHT OR CLAIM AGAINST THE OTHER PARTY FOR SOCIAL SECURITY BENEFITS, WORKERS' COMPENSATIONS BENEFITS, DISABILITY BENEFITS, UNEMPLOYMENT INSURANCE BENEFITS, HEALTH BENEFITS, VACATION PAY, SICK LEAVE OR ANY OTHER EMPLOYEE BENEFITS OF ANY KIND.

     8.2 NO WAIVER. The waiver by any party to this Agreement of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. No waiver by any party of any provision of this Agreement shall be deemed to constitute a waiver of any other provision.

     8.3 NOTICES. If, at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other party, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and,

          (a) If intended for Medical Director, then the notice shall be addressed to:

                           29 Gamecock Avenue
                           Charleston, South Carolina  29407
                           Attn:  Harley F. Freiberger, M.D.


          (b) If intended for LightTouch, then the notice shall be addressed to:

                           LightTouch Vein & Laser, Inc.
                           10663 Montgomery Road
                           Cincinnati, Ohio  45242
                           Attn:  Greg Martini

or to such other address as either party may have furnished to the other party in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mail; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

         8.4 ASSIGNMENT. Neither party may sell, transfer, assign, or otherwise convey its rights or obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, Medical Director may assign this Agreement and all of his rights and obligations hereunder to a



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professional  corporation  or similar  business  entity  wholly owned by Medical
Director without the prior consent of LightTouch.

     8.5 SUCCESSORS AND ASSIGNS. Subject to the provisions of this Agreement respecting assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     8.6 SEVERABILITY. Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Agreement. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

     8.7 HEADINGS. The headings used in the Agreement are for convenience of reference only and shall have no force or effect in the construction or interpretation of the provisions of this Agreement.

     8.8 TIME OF THE ESSENCE. Time is of the very essence of each and all of the agreements, covenants and conditions of this Agreement.

     8.9 GOVERNING LAW. This Agreement shall be interpreted in accordance with and governed by the laws of the State of South Carolina, to the jurisdiction of which each of the parties hereby submits.

     8.10 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations (a "Structural Issue"), either party may terminate this Agreement, on not less than ninety (90) days written notice to the other party, or negotiate and enter into an amendment of the provisions of this Agreement in such manner as to alleviate such violation. In the event that the parties are unable to agree upon such amendment within thirty (30) days after the determination that such amendment is necessary, a party may elect either to terminate this Agreement, on not less than ninety (90) days written notice to the other party.

     8.11 LANGUAGE CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party


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hereto.  The parties  acknowledge  that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     8.12 INDEMNIFICATION. LightTouch shall indemnify, hold harmless and defend Medical Director from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees and disbursements (a "Medical Director Loss"), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by LightTouch, and/or its partners, agents, employees and/or subcontractors (other than Medical Director) and as a result of the performance of Medical Director's obligations hereunder except with respect to any Medical Director Loss which is the result of any gross negligence or willful misconduct by Medical Director. Medical Director shall indemnify, hold harmless and defend LightTouch, its officers, directors, shareholders, employees, agents and independent contractors (the "LightTouch Group") from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees and disbursements (a "LightTouch Loss"), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by Physician Group, and/or its partners, agents, employees and/or subcontractors (other than LightTouch) during the term hereof except with respect to any LightTouch Loss which is the result of any gross negligence or willful misconduct by a member of the LightTouch Group.

     8.13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, between or among parties regarding the subject matter of this Agreement.

     8.14 INCORPORATION BY REFERENCE. All exhibits and other attachments to this Agreement are incorporated by reference into this Agreement by such reference.

     8.15 AMENDMENTS ONLY IN WRITING. This Agreement may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by the parties hereto.

     8.16 COUNTERPARTS. This Agreement may be executed in on or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

     8.17 COMMERCIAL IMPRACTICABILITY. No party to this Agreement shall be liable for any failure to perform its obligations hereunder where such failure results from any cause beyond that party's reasonable control, including, for example, an act of God, labor disturbance such as a strike or walkout, war, riot, fire, storm, accident, government regulation or interference, or mechanical, electronic or communications failure.



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     8.18  ELECTION OF  REMEDIES  The  respective  rights of the parties to this
Agreement shall be cumulative. Each party shall have all other rights and remedies consistent with this Agreement as law and equity may provide. No exercise by any party of one right or remedy shall be deemed to be an exclusive election of rights or remedies.

     8.19 SURVIVAL. The provisions of Articles III, IV, V, VI, VII and VIII shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, LightTouch and Medical Director have caused this Agreement to be executed by their duly authorized respective officers as of the Effective Date.

                                   LIGHTTOUCH VEIN & LASER, INC.

                                   By: /s/ Gregory F. Martini
                                       --------------------------
                                   Title: /s/ President
                                         ------------------------

                                   /s/ Harley F. Freiberger
                                   ------------------------------
                                   HARLEY F. FREIBERGER, M.D.



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